Exhibit 10.1

mutual termination AGREEMENT

This Mutual Termination Agreement (this “Agreement”) is dated as of May 27, 2025 (the “Effective Date”) by and between Trio Petroleum LLC, a California limited liability company (the “Seller”) and Trio Petroleum Corp., a Delaware corporation (the “Purchaser”). The Seller and the Purchaser are sometimes hereafter referred to each as a “Party” and collectively as the “Parties.” Initially capitalized terms not otherwise defined in this Agreement shall have the meanings given to those terms in the McCool Agreement (defined hereafter).

WHEREAS, the Parties entered into that certain Agreement for Purchase of an Undivided Interest in the McCool Ranch Oil Field, dated October 16, 2023, which was amended by First Amendment to Agreement for Purchase and Sale of an Undivided Interest in the McCool Ranch Oil Field, dated November 21, 2023 (the “McCool Agreement”) and also executed a letter dated January 4, 2024 (the “McCool Letter”), with respect to the McCool Agreement, pursuant to which the Seller agreed to sell to the Purchaser and the Purchaser agreed to purchase from the Seller the Assets; and

WHEREAS, the terms of the McCool Agreement and the McCool Letter have not been completed, as of the date of this Termination Agreement; and

WHEREAS, the Parties desire to terminate the McCool Agreement and the McCool Letter.

NOW THEREFORE, the Parties hereby agree as follows:

1. Termination. The McCool Agreement and the McCool Letter each is hereby terminated, effective as of the Effective Date, and any and all rights, duties, and obligations arising under the McCool Agreement and the McCool Letter, or in connection therewith including, without limitation, Purchaser’s interest, title and right to the Assets, are now and hereafter terminated. Upon such termination, the Purchaser shall not be entitled to the refund of any amounts pay by it, pursuant to the terms of the McCool Agreement or the McCool Letter.

2. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of California, without giving effect to its choice of laws principles that will apply the laws of another jurisdiction.

(b) Waiver of Jury Trial. EACH OF THE PARTIES HEREBY AGREES TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTERCLAIM OR ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(c) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither party shall assign any material rights or delegate any material duties under this Agreement without written agreement from the other party.

(f) No Waiver. No failure or delay in the exercise of any power, right, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power, or privilege.

(g) Entire Agreement. This Agreement contains the entire agreement of the parties hereto and supersedes all prior agreements, contracts and understandings, whether written or otherwise, between the parties relating to the subject matter hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have entered into this Mutual Termination Agreement, to be effective as of the Effective Date first set forth above.

TRIO PETROLEUM CORP.

By:	/s/ Robin Ross
Name:	Robin Ross
Title:	Chief Executive Officer

TRIO PETROLEUM LLC

By:	/s/ Steven A. Rowlee
Name:	Steven A. Rowlee
Title:	Vice President